Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Fourth Quarter and Full-Year 2009 Results
 Strong Fiber and Data Growth, Debt Reduced, Strategic Investments for Growth

MANKATO, Minn., March 1, 2010—HickoryTech Corporation (Nasdaq: HTCO) today reported fourth quarter revenue of $38.3 million, up 2 percent from the $37.7 million a year ago and up $3.4 million sequentially.  Net income for the fourth quarter totaled $1.4 million, or 11 cents per diluted share, a 15 percent decrease from the $1.7 million, or 13 cents per diluted share, reported in the comparable quarter in 2008.

“The economic recovery has been slow; however, we are pleased with our strong growth in Enventis fiber and data services and encouraged by the increases in the past two consecutive quarters of Enventis equipment sales and three consecutive quarters of increases in Enventis services,” said John Finke, HickoryTech’s president and chief executive officer.  “Our Telecom Sector continues to produce steady revenue and cash flow, with virtually no decline in net cash flow during the year.  We are a strong, competitive company focused on expanding our network and growing our business-to-business services.”

The Company’s debt position as of Dec. 31, 2009 was $120.5 million, down $4.4 million from Sept. 30, 2009 and $6.5 million from Jan. 1, 2009.

Capital expenditures in the fourth quarter totaled $6.6 million, of which $3.8 million was invested in the Enventis Sector and $2.7 million in the Telecom Sector.  Additionally, HickoryTech has added sales staff and plans to operate in several new markets in 2010.

“We have the financial resources and a strategic plan for growth, particularly in our Enventis Sector,” Finke said.  “We have been able to pursue these growth opportunities while maintaining a stable level of operating metrics on a year-over-year basis.”

Enventis Sector (before inter-segment eliminations)
Enventis Sector revenue before eliminations totaled $20.9 million, an increase of $1.3 million, or 7 percent, compared to the same quarter in 2008.  Costs and expenses in the Enventis Sector totaled $19.7 million, an increase of 6 percent from the comparable quarter of 2008.  Enventis Sector net income totaled $800,000 in the fourth quarter 2009, versus $900,000 in the fourth quarter in 2008.  The decrease in 2009 net income of the Enventis Sector from 2008 was the result of decreases in the segment’s income tax reserve in the fourth quarter of 2008; operating income was relatively flat between 2008 and 2009.

•
Fiber and Data services (formerly ETS services) revenue for the fourth quarter 2009 totaled $9.5 million, up $3.0 million, or 45 percent, over the comparable quarter last year.  The increase in revenue was the result of strong sales of transport services and the addition of CP Telecom, which HickoryTech acquired in August 2009. Excluding the CP Telecom business, fiber and data services revenue would have increased 14 percent as a result of organic growth initiatives.

•	Equipment (formerly ENS equipment) sales for the fourth quarter of 2009 totaled $9.1 million, an increase of $200,000, or 2 percent from the comparable quarter last year.
•
Equipment Services (formerly ENS services) revenue, which includes professional services and maintenance contracts, totaled $2.3 million, down $1.8 million, or 44 percent compared to one year ago.  The fourth quarter of 2008 included a higher level of professional services and large maintenance contracts, adding to service revenues in that period. Equipment services revenue was up 6 percent on a sequential basis from the third quarter 2009.

•
Enventis product lines were profitable on an operating basis for the years ended Dec. 31 in 2009 and 2008.  Fiber and Data operating income increased 59 percent in the fourth quarter and 26 percent in fiscal 2009.  Equipment and Services generated an operating profit for the year ended Dec. 31, 2009, although in the fourth quarter Equipment and Services did experience a small operating loss due to the economic slowdown.

Telecom Sector (before inter-segment eliminations)
Telecom Sector revenue totaled $17.9 million, a decrease of $400,000 or 2 percent.  Telecom Sector results continue to be affected by declines in network access and local service revenue, partially offset by broadband growth.  Costs and expenses totaled $14.8 million for the fourth quarter, down 3 percent year-over-year.  Telecom Sector net income for the fourth quarter totaled $1.9 million, a 17 percent decrease versus the comparable quarter in 2008.  Net income was down from 2008 as a result of decreases in income tax reserves in the fourth quarter 2008.  Operating income for the sector was relatively unchanged comparing 2009 to 2008.
•
Broadband revenue totaled $3.2 million, up 10 percent versus $2.9 million in the fourth quarter of 2008.  Broadband revenue includes DSL, Data and Digital TV services.  DSL subscribers increased 3 percent from a year ago, totaling 19,346, and Digital TV subscribers increased 15 percent to 9,663.

•	Network access revenue was $6.0 million, down 5 percent from the comparable period in 2008.
•	Local service revenue totaled $3.8 million, down 6 percent, and local access lines declined 6 percent, both the result of competition in our telecom markets.

Consolidated results for fiscal 2009
•	Revenue for fiscal 2009 totaled $139.1 million, down 9 percent from the previous year.
•
Net Income for fiscal 2009 totaled $11.3 million, up 40 percent.  Excluding the income tax reserve release, which added $4.4 million of net income in third quarter 2009, net income would have declined 15 percent from the previous year. This decline is driven by lower Equipment and Services revenue related to the economy, and due to this reason is not a source of concern for management.

•	Operating income for fiscal 2009 was $18.6 million, down 8 percent from the previous year.
•
Enventis Sector revenue totaled $68.7 million in fiscal 2009, down 14 percent. Enventis Fiber and Data services revenue grew 30 percent in fiscal 2009, and Equipment sales were down 36 percent due to the economic slowdown.

•
Telecom Sector revenue totaled $70.4 million in fiscal 2009, down 4 percent from the previous year.  Telecom Broadband services grew 10 percent year over year, and Local Service and Network Access revenues declined 6 percent and 7 percent, respectively.

Capital Expenditures, Debt and Cash Position
Capital expenditures totaled $6.6 million for the fourth quarter of 2009 and $17.9 million for fiscal 2009.  Capital expenditures in the fourth quarter were $1.3 million more than the comparable period in 2008 and essentially the same as fiscal 2008.  HickoryTech reduced its long-term and current debt balance by $4.4 million from Sept. 30, 2009.  Debt totaled $120.5 million as of Dec. 31, 2009, down $6.5 million year-over-year.  The Company’s cash position as of Dec. 31, 2009 totaled $2.4 million versus $1.6 million at Jan. 1, 2009.

“We’re especially pleased with our balance sheet and cash generation performance in 2009,” Finke said.  “We were able to both reduce debt and increase cash while also launching new growth initiatives and funding capital expenditures. In addition, during the year we acquired CP Telecom in an all-cash transaction.”

2010 Expectations
HickoryTech announced the following fiscal 2010 consolidated expectations:
•	Revenue is targeted in the range of $150 million to $158 million.
•	Net Income is targeted in the range of $8.2 million to $9.1 million.
•	Capital spending is targeted in the range of $22 million to $26 million.
•	EBITDA is targeted in the range of $40.5 million to $43 million.
•	A year-end debt balance is targeted in the range of $117 million to $119 million.

“Despite the slow economic recovery, we have been able to continue to grow our Enventis Fiber and Data services and our Telecom broadband services,” Finke said. “We are investing in additional growth opportunities and in expanding our network.  We remain confident our business plan will deliver long-term shareholder value.”

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Tuesday, March 2, 2010 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 51854327.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation (dba HickoryTech and Enventis) is a leading integrated communications provider in the markets it serves.  With headquarters in Mankato, Minn., the corporation has approximately 450 employees and a regional fiber network with facilities-based operations in Minnesota and Iowa.  Enventis serves businesses of all sizes across a five-state region with IP-based voice, data and network solutions.  HickoryTech provides bundled residential and business services including high-speed Internet, Digital TV and voice services in its legacy telecom markets.  The Company trades on the Nasdaq Stock Exchange (symbol: HTCO) and is a member of the Russell 2000 index. For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include earnings before interest, income taxes, depreciation and amortization, and net income without release of income tax reserve. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

Consolidated Statement of Operations
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands, except share data)	2009	2008	Change	2009	2008	Change
Revenue:
Enventis Sector
Equipment	$9,069	$8,912	2%	$27,857	$43,514	-36%
Services	11,741	10,610	11%	40,826	36,462	12%
Total Enventis Sector	20,810	19,522	7%	68,683	79,976	-14%

Telecom Sector	17,520	18,148	-3%	70,419	73,199	-4%
Total revenue	38,330	37,670	2%	139,102	153,175	-9%

Costs and Expenses:
Cost of sales, excluding depreciation and amortization	8,500	7,750	10%	24,869	37,355	-33%
Cost of services, excluding depreciation and amortization	14,394	14,244	1%	52,211	52,004	0%
Selling, general and administrative expenses	5,881	6,198	-5%	22,260	22,984	-3%
Depreciation	5,209	5,108	2%	20,176	19,479	4%
Amortization of intangibles	302	264	14%	1,001	1,127	-11%
Total costs and expenses	34,286	33,564	2%	120,517	132,949	-9%

Operating income	4,044	4,106	-2%	18,585	20,226	-8%

Interest and other income	50	12	317%	105	93	13%
Interest expense	(1,763)	(1,821)	-3%	(6,918)	(6,870)	1%
Income before income taxes	2,331	2,297	1%	11,772	13,449	-12%
Income taxes	907	618	47%	499	5,420	-91%

Net income	$1,424	$1,679	-15%	$11,273	$8,029	40%

Basic earnings per share	$0.11	$0.13	-15%	$0.86	$0.61	41%

Basic weighted average common shares outstanding	13,095,628	13,012,619		13,061,266	13,248,731

Diluted earnings per share	$0.11	$0.13	-15%	$0.86	$0.61	41%

Diluted weighted average common and equivalent shares outstanding	13,100,015	13,015,211		13,061,861	13,259,933

Dividends per share	$0.13	$0.13	0%	$0.52	$0.49	6%

Consolidated Balance Sheet
(unaudited)

(Dollars and Share Data in Thousands)	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,420	$1,626
Receivables, net of allowance for doubtful accounts of $643 and $905	19,729	26,292
Inventories	5,069	8,674
Income tax receivable	-	566
Deferred income taxes	2,423	2,064
Prepaid expenses	1,751	1,409
Other	1,039	1,114
Total current assets	32,431	41,745

Investments	4,306	4,066

Property, plant and equipment	357,607	338,510
Accumulated depreciation	(204,129)	(187,157)
Property, plant and equipment, net	153,478	151,353

Other assets:
Goodwill	27,423	25,239
Intangible assets, net	3,025	856
Deferred costs and other	1,820	2,249
Total other assets	32,268	28,344

Total assets	$222,483	$225,508

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$6,788	$10,474
Accounts payable	2,883	3,133
Accrued expenses and other	7,792	8,001
Accrued income taxes	642	-
Deferred revenue	6,016	6,205
Current maturities of long-term obligations	620	1,621
Total current liabilities	24,741	29,434

Long-term liabilities:
Debt obligations, net of current maturities	119,871	125,384
Financial derivative instruments	1,908	3,286
Accrued income taxes	3,218	7,517
Deferred income taxes	21,895	18,282
Deferred revenue	2,095	1,646
Accrued employee benefits and deferred compensation	14,209	10,210
Total long-term liabilities	163,196	166,325

Total liabilities	187,937	195,759

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
shares authorized: 100,000
Shares issued and outstanding: 13,101 in 2009 and 12,992 in 2008	1,310	1,299
Additional paid-in capital	12,975	11,504
Retained earnings	24,687	20,199
Accumulated other comprehensive (loss)	(4,426)	(3,253)
Total shareholders' equity	34,546	29,749

Total liabilities and shareholders' equity	$222,483	$225,508

Enventis Sector Recap
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars In thousands)	2009	2008	Change	2009	2008	Change
Revenue before intersegment eliminations
Equipment	$9,069	$8,912	2%	$27,857	$43,514	-36%
Services	2,306	4,152	-44%	9,579	12,387	-23%
Equipment and Services	11,375	13,064		37,436	55,901

Fiber and Data	9,435	6,458	46%	31,247	24,075	30%
Intersegment	111	111	0%	500	515	-3%
Total Enventis Revenue	$20,921	$19,633	7%	$69,183	$80,491	-14%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$20,810	$19,522		$68,683	$79,976
Intersegment	111	111		500	515
	$20,921	$19,633		$69,183	$80,491

Cost of sales (excluding depreciation and amortization)	8,500	7,750	10%	24,869	37,355	-33%
Cost of services (excluding depreciation and amortization)	6,786	6,877	-1%	23,050	21,894	5%
Selling, general and administrative expenses	2,785	2,650	5%	10,224	9,801	4%
Depreciation and amortization	1,604	1,214	32%	5,413	4,417	23%
Total costs and expenses	19,675	18,491	6%	63,556	73,467	-13%

Operating income	$1,246	$1,142	9%	$5,627	$7,024	-20%
Net income	$762	$916	-17%	$3,362	$4,369	-23%

Capital expenditures	$3,847	$2,093	84%	$8,738	$6,408	36%

Enventis Equipment and Services Product Line

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2009	2008	Change	2009	2008	Change
Revenue before intersegment eliminations
Equipment	$9,069	$8,912	2%	$27,857	$43,514	-36%
Services	2,306	4,152	-44%	9,579	12,387	-23%
Total revenue	$11,375	$13,064	-13%	$37,436	$55,901	-33%

Cost of sales (excluding depreciation and amortization)	8,496	7,749	10%	24,923	37,342	-33%
Cost of services (excluding depreciation and amortization)	1,817	3,429	-47%	7,082	10,102	-30%
Selling, general and administrative expenses	1,046	1,437	-27%	4,848	5,264	-8%
Depreciation and amortization	107	149	-28%	414	515	-20%
Total costs and expenses	11,466	12,764	-10%	37,267	53,223	-30%

Operating income	$(91)	$300	-130%	$169	$2,678	-94%
Net income	$(34)	$276	-112%	$122	$1,670	-93%

Capital expenditures	$204	$16	1175%	$528	$468	13%

Enventis Fiber and Data Product Line

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2009	2008	Change	2009	2008	Change
Revenue before intersegment eliminations:
Services	$9,435	$6,458	46%	$31,247	$24,075	30%
Intersegment	111	111	0%	500	515	-3%
Total revenue	$9,546	$6,569	45%	$31,747	$24,590	29%

Cost of sales (excluding depreciation and amortization)	4	1	300%	(54)	13	-515%
Cost of services (excluding depreciation and amortization)	4,969	3,448	44%	15,968	11,792	35%
Selling, general and administrative expenses	1,739	1,213	43%	5,376	4,537	18%
Depreciation and amortization	1,497	1,065	41%	4,999	3,902	28%
Total costs and expenses	8,209	5,727	43%	26,289	20,244	30%

Operating income	$1,337	$842	59%	$5,458	$4,346	26%
Net income	$796	$640	24%	$3,240	$2,699	20%

Capital expenditures	$3,643	$2,077	75%	$8,210	$5,940	38%

Telecom Sector Recap
	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2009	2008	Change	2009	2008	Change
Revenue
Local Service	$3,763	$4,000	-6%	$15,322	$16,296	-6%
Network Access	5,999	6,330	-5%	24,157	25,859	-7%
Long Distance	861	1,079	-20%	3,791	4,563	-17%
Broadband	3,174	2,882	10%	12,114	10,983	10%
Internet	1,236	1,245	-1%	4,975	4,723	5%
Directory	929	1,034	-10%	4,000	4,119	-3%
Bill Processing	872	768	14%	3,351	3,325	1%
Intersegment	373	179	108%	1,217	644	89%
Other	686	810	-15%	2,709	3,331	-19%
Total Telecom Revenue	$17,893	$18,327	-2%	$71,636	$73,843	-3%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,520	$18,148		$70,419	$73,199
Intersegment	373	179		1,217	644
	17,893	18,327		71,636	73,843
Costs and expenses
Cost of services, excluding depreciation and amortization	8,046	7,691	5%	30,730	31,141	-1%
Selling, general and administrative expenses	2,883	3,446	-16%	11,639	13,521	-14%
Depreciation and amortization	3,877	4,143	-6%	15,680	16,136	-3%
Total costs and expenses	14,806	15,280	-3%	58,049	60,798	-5%

Operating income	$3,087	$3,047	1%	$13,587	$13,045	4%
Net income	$1,869	$2,256	-17%	$8,068	$8,104	0%

Capital expenditures	$2,693	$3,020	-11%	$9,068	$11,102	-18%

Key Metrics
Business access lines	25,133	25,274	-1%
Residential access lines	30,197	33,757	-11%
Total access lines	55,330	59,031	-6%
Long distance customers	36,107	38,458	-6%
DSL customers	19,346	18,696	3%
Digital TV customers	9,663	8,368	15%

Reconciliation of Non-GAAP Measures

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in thousands)	2009	2008	2009	2008
Reconciliation of net income to EBITDA:
Net income	$1,424	$1,679	$11,273	$8,029
Add:
Depreciation	5,209	5,108	20,176	19,479
Amortization of intangibles	302	264	1,001	1,127
Interest expense	1,763	1,821	6,918	6,870
Income tax expense	907	618	499	5,420
EBITDA1	$9,605	$9,490	$39,867	$40,925

Reconciliation of net income to net income without
release of income tax reserve:
Net income	$1,424	$1,679	$11,273	$8,029
Deduct: Income tax reserve release	-	-	4,454	-
Net income excluding income tax reserve release	$1,424	$1,679	$6,819	$8,029

	Year Ending
	December 31, 2010
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2010 EBITDA guidance:	Low	High
Projected net income	$8,200	$9,100
Add back:
Depreciation and amortization	21,300	21,900
Interest expense	5,100	5,400
Income tax expense	5,900	6,600
Projected EBITDA1 Guidance	$40,500	$43,000

1EBITDA, as defined by our debt agreement